Exhibit 10.70

RESTRICTED DEFERRED UNIT AWARD AGREEMENT

OF

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC

THIS AGREEMENT (the “Agreement”) is dated as of February 23, 2011 between MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC, a Delaware limited liability company (the “Company”), and the Participant set forth on the signature page to this Agreement (the “Participant”).

WHEREAS, the Company, acting through the Committee with the consent of the Company’s Board of Managers (the “Board”) has agreed to grant to the Participant, effective on February 23, 2011 (the “Grant Date”), a Restricted Deferred Unit Award pursuant to the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan (the “Plan”) on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, securities of the Company that may be acquired pursuant to this Agreement by the Participant shall be subject to the terms of the Management Investor Rights Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. The Plan.

The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Participant upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Management Investor Rights Agreement, as the case may be.

Section 2. Grant.

Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Participant a number of restricted deferred units (the “Deferred Units”) divided into three tranches, Tranche A restricted deferred units (“Tranche A Deferred Units”), Tranche B restricted deferred units (“Tranche B Deferred Units”) and Tranche C restricted deferred units (“Tranche C Deferred Units”) in the amounts set forth the signature page hereto. As used herein, the term “deferred unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Common Unit (subject to adjustment as provided in Section 10.1 of the Plan) solely for purposes of the Plan and this Agreement. The Deferred Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Deferred Units vest pursuant to Section 4. The Deferred Units shall not be treated as property or as a trust fund of any kind.

Section 3. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Deferred Units. The Participant shall have no rights as a unitholder of the Company, no dividend rights (except as expressly provided in Section 3(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Deferred Units and any units of Common Units underlying or issuable in respect of such Deferred Units until such Common Units are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such units.

(b) Dividend Equivalent Rights Distributions. As of any date that the Company pays an ordinary cash dividend on its Common Units, the Company shall credit the Participant with an additional number of Deferred Units equal to (i) the per Common Unit cash dividend paid by the Company on its Common Units on such date, multiplied by (ii) the total number of Deferred Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 10.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the Fair Market Value of a Common Unit on the date of payment of such dividend, rounded down to the nearest whole number. Any Deferred Units credited pursuant to the foregoing provisions of this Section 3(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Deferred Units to which they relate. No crediting of Deferred Units shall be made pursuant to this Section 3(b) with respect to any Deferred Units which, as of such record date, have either been paid pursuant to Section 6 or terminated pursuant to Section 7.

Section 4. Vesting.

Subject to the Participant’s not having a Termination of Relationship prior to the applicable vesting date, the Deferred Units shall vest and become nonforfeitable (any Deferred Units that shall have become non-forfeitable pursuant to this Section 4, the “Vested Units”) as follows:

(a) Tranche A Deferred Units. Twenty-five percent (25%) of the Tranche A Deferred Units shall become Vested Units on each of December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014 (any such Tranche A Deferred Units that become Vested Units pursuant to this sentence, the “Time Vested Tranche A Deferred Units”). Upon a Complete Change in Control (other than in connection with a Qualified Public Offering), (provided, however, that the Complete Change in Control shall not have been deemed to occur unless such change in control qualifies as a “change in the ownership,” a “change on the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined in accordance with Section 409A of the Code and the regulations thereunder) (such date, the “Tranche A Acceleration Date”), 100% of the Tranche A Deferred Units which have not theretofore become Vested Units and which are scheduled to vest on each of the remaining vesting dates set forth in the previous sentence will vest on the date that is six (6) months following the Tranche A Acceleration Date, provided that the Participant remains in continuous employment with or service to the Company or a Subsidiary for the six (6) month period following such Tranche A Acceleration Date; provided, however, that in the event that the Participant has a Termination of Relationship during the period of time following the Tranche A Acceleration Date and prior to the six (6) month anniversary of the Tranche A Acceleration Date, as a result of his or her death, Disability, termination of employment or services by the Company or a Subsidiary without Cause or resignation from employment or services with Good Reason, 100% of the Tranche A Deferred Units shall vest on the date of such Termination of Relationship.

(b) Tranche B Deferred Units. All of the Tranche B Deferred Units shall become Vested Units on the earliest to occur of (i) the two (2) year anniversary of the date that upon or following a Realization Event, Common Unit Value is equal to or exceeds $10 (the “Tranche B Target”) (such date, the “Two Year Trigger Date”) and (ii) the six (6) month anniversary of the date upon which or following a Complete Change in Control in which the Tranche B Target is met (such date, the “Six Month Trigger Date”), in each case subject to the Participant’s continuous employment with or service to the Company or a Subsidiary from the Two Year Trigger Date or the Six Month Trigger Date, as applicable, through the applicable anniversary date; provided, however, that in the event that the Participant has a Termination of Relationship during the period of time following the Two Year Trigger Date or the Six Month Trigger Date, as applicable, and prior to the applicable anniversary date upon which the Tranche B Deferred Units vest, as a result of his or her death, Disability, termination of employment or services by the Company or a Subsidiary without Cause or resignation from employment or services with Good Reason, 100% of the Tranche B Deferred Units shall vest on the date of such Termination of Relationship.

(c) Tranche C Deferred Units. All of the Tranche C Deferred Units shall become Vested Units on the earliest to occur of (i) the one (1) year anniversary of the date that upon or following a Realization Event, Common Unit Value is equal to or exceeds $15 (the “Tranche C Target”) (such date, the “One Year Trigger Date”) and (ii) the six (6) month anniversary of the date upon which or following a Complete Change in Control in which the Tranche C Target is met (such date, the “Tranche C Six Month Trigger Date”), in each case subject to the Participant’s continuous employment with or service to the Company or a Subsidiary from the One Year Trigger Date or the Tranche C Six Month Trigger Date, as applicable, through the applicable anniversary date; provided, however, that in the event that the Participant has a Termination of Relationship during the period of time following the One Year Trigger Date or the Tranche C Six Month Trigger Date, as applicable, and prior to the applicable anniversary date upon which the Tranche C Deferred Units vest, as a result of his or her death, Disability, termination of employment or services by the Company or a Subsidiary without Cause or resignation from employment or services with Good Reason, 100% of the Tranche C Deferred Units shall vest on the date of such Termination of Relationship.

All decisions by the Committee with respect to any calculations pursuant to this Section 4 (absent manifest error), including the Committee’s determination of whether and the date on which a Realization Event, Complete Change in Control, Tranche A Acceleration Date, Two Year Trigger Date, Six Month Trigger Date, One Year Trigger Date or Tranche C Six Month Trigger Date occurs and whether the Tranche B and the Tranche C Target has been met or exceeded the applicable target set forth above, shall be final and binding on the Participant.

The vesting schedule requires continued employment or service through the applicable vesting date as a condition to the vesting of the Deferred Units and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

Section 5. Restrictions on Transfer.

Neither the Deferred Units, nor any interest therein or amount or units payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

Section 6. Timing and Manner of Payment of Deferred Units.

(a) Number of Common Units Deliverable; Value of Cash Payable in Settlement of Vested Deferred Units. With respect to Tranche A Deferred Units that become Vested Units, the Company shall deliver to the Participant a number of Common Units (entering such units in book entry form) (or, as expressly provided herein, cash payment in settlement thereof) equal to (i) with respect to the Time Vested Tranche A Deferred Units, the number of such Time Vested Tranche A Deferred Units that become Vested Deferred Units on the applicable vesting date and (ii) with respect to (x)Tranche A Deferred Units that become Vested Units in connection with or following a Tranche A Acceleration Date, (y) Tranche B Deferred Units that become Vested Units and (z) Tranche C Deferred Units that become Vested Units (the Vested Units referred to in clauses (x), (y) and (z), the “Transaction Vested Units”), the number of Common Units deliverable or value of cash in settlement thereof shall be determined as follows:

(A) if the Company’s equityholders receive only cash (or cash equivalents) in connection with the Complete Change in Control or Realization Event (other than in connection with a Qualified Public Offering), as applicable, an amount of cash equal to the Locked Amount,

(B) if the Company’s equityholders receive only securities in connection with the Complete Change in Control or Realization Event, as applicable, or the Realization Event is as a result of a Qualified Public Offering, the number of such Tranche A Deferred Units, Tranche B Deferred Units or Tranche C Deferred Units that become Transaction Vested Units, and

(C) if the Company’s equityholders receive a combination of securities and cash (or cash equivalents) in a Realization Event (other than in connection with a Qualified Public Offering) or Complete Change in Control, the Participant shall receive the Locked Unit Amount as determined in clause (x) and the number of Common Units as determined in clause (y) in a proportion pro-rata with the proportion of cash (and cash equivalents) and securities received by the Company’s equityholders in such Realization Event or Complete Change in Control, as the case may be.

(b) Timing of Common Units Deliverable or Cash Payment in Settlement of Vested Deferred Units.

(i) With respect to Tranche A Deferred Units that are Time Vested Tranche A Deferred Units that vest on December 31, 2011 and December 31, 2012, the Company shall deliver to the Participant a number of Common Units (entering such units in book entry form) equal to the number of Tranche A Deferred Units subject to the Award that vest on the applicable vesting date as soon as practicable on or following January 1, 2013, and in any event within 60 days of January 1, 2013.

(ii) With respect to Tranche A Deferred Units that are Time Vested Tranche A Deferred Units that vest on December 31, 2013 and December 31, 2014, the Company shall deliver to the Participant a number of Common Units (entering such units in book entry form) equal to the number of Tranche A Deferred Units subject to the Award that vest on the applicable vesting date as soon as practicable on or following January 1, 2015, and in any event within 60 days of January 1, 2015.

(iii) With respect to Transaction Vested Units, the Company shall deliver to the Participant a number of Common Units (entering such units in book entry form) or amount of cash determined in accordance with Section 6(a) within 10 days of the date that such Deferred Units become Transaction Vested Units.

(c) Locked Amount Definition. For purposes of this Agreement, the “Locked Amount” shall mean an amount in cash equal to the Common Unit Value as determined on the date of the Complete Change in Control or Realization Date (other than a Qualified Public Offering) which triggered the vesting of the relevant Deferred Units multiplied by the number of Transaction Vested Units subject to payment, rounded down to the nearest whole number.

(d) Condition Precedent to Delivery of Common Units. The Company’s obligation to deliver Common Units or otherwise make payment with respect to Vested Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any Common Units with respect to the Vested Units deliver to the Company an executed Adoption Agreement agreeing to become bound to the terms of the Management Investor Rights Agreement within 15 days of the date on which the Deferred Units become Vested Units. The Participant shall have no further rights with respect to any Vested Units that are paid or that terminate pursuant to Section 4 or Section 7.

(e) Committee Decisions Final and Binding. All decisions by the Committee with respect to any calculations pursuant to this Section 6 (absent manifest error) shall be final and binding on the Participant.

Section 7. Effect of Termination of Employment.

A Participant’s Deferred Units shall terminate to the extent such units have not become vested prior to or in connection with Termination of Relationship (after giving effect to any vesting in connection with such Termination of Relationship). If any Deferred Units are terminated hereunder, such Deferred Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

Section 8. Participant’s Employment.

Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, in its sole discretion, to terminate the Participant’s employment or to increase or decrease the Participant’s compensation at any time.

Section 9. Securities Law Representations.

The Participant hereby represents and warrants to the Company as set forth on Attachment A hereto.

Section 10. Notices.

All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

Momentive Performance Materials Holdings LLC

180 E. Broad St.

Columbus, OH 43215

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Facsimile: (212) 515-3267

Attention:  Jordan Zaken

                   David Sambur

and

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Facsimile: (212) 326-2061

Attention:  John Scott, Esq.

                   Jeff Walbridge, Esq.

If to the Participant, to him at the address set forth on the signature page hereto or at his electronic mail address at the Company; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted and (e) in the case of email, on the date of delivery.

Section 11. Waiver of Breach.

The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 12. Participant’s Undertaking.

The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement and the Plan; provided, however, that such additional actions and documents are consistent with the terms of this Agreement.

Section 13. Modification of Rights.

The rights of the Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Deferred Units granted hereby). Notwithstanding the foregoing, the Participant’s rights under this Agreement and the Plan may not be materially impaired without the Participant’s prior written consent.

Section 14. Governing Law.

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 15. Restrictive Covenants.

The grant and vesting of Deferred Units pursuant to this Agreement shall be subject to the Participant’s continued compliance with the restrictive covenants in Section 6 of the Management Investor Rights Agreement.

Section 16. Withholding.

(a) Delivery of Common Units. Subject to Article XV of the Plan, upon any delivery of Common Units in respect of the Deferred Units, the Company shall reduce the number of Common Units to be delivered to the Participant in connection with such payment by the appropriate number of Common Units, valued at their then Fair Market Value, to satisfy the minimum withholding obligation; provided, however, that, in the event that the Participant provides written notification to the Company in accordance with Section 10 hereof, no later than 10 days prior to the Common Unit delivery date, he or she may satisfy the minimum withholding obligation by payment to the Company or a Subsidiary in either cash or electronic funds transfer the amount of any taxes which the Company or a Subsidiary may be required to withhold with respect to such delivery. Notwithstanding the foregoing, in the event that Committee determines in its sole direction that it may not reduce the number of Common Units to be delivered to the Participant in connection with such payment (by the appropriate number of Common Units valued at their then Fair Market Value) to satisfy the minimum withholding obligation, as a result of a restriction pursuant to any applicable financing agreement, other contractual obligation to which the Company or any Subsidiary is party, or the requirements of applicable law, the Company shall have the right at its option to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company or any Subsidiary may be required to withhold with respect to such delivery; or (ii) deduct from any amount payable to the Participant the amount of any taxes which the Company may be required to withhold with respect to such delivery.

(b) Payment of Cash. Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any cash amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

Section 17. Adjustment.

Upon the occurrence of certain events relating to the Company’s units contemplated by Section 10.1 of the Plan (including, without limitation, an extraordinary cash dividend on such units), the Committee shall make adjustments in accordance with such section in the number of Deferred Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 3(b).

Section 18. Counterparts.

This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 19. Entire Agreement.

This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. Without limiting the generality of the previous sentence, the Participant specifically agrees and acknowledges that any right that he may have to require the Company to purchase Common Units delivered in respect of the Deferred Units or otherwise put all or any portion of the Common Units so delivered to the Company is not applicable to this Award.

Section 20. Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 21. Waiver of Jury Trial.

Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Section 22. Limitation on Participant’s Rights.

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Deferred Units, and rights no greater than the right to receive the Common Units as a general unsecured creditor with respect to Deferred Units, as and when payable hereunder.

Section 23. Construction.

It is intended that any amounts payable under this Agreement and the Company’s and the Participant’s exercise of authority or discretion hereunder shall comply with and avoid the imputation of any tax, penalty or interest under Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

Section 24. Country-Specific Modifications.

The foregoing provisions of this Agreement shall be modified and/or supplemented as applied to Participants resident in certain countries as set forth on Attachment B.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC

By:
Name:
Title:

THE PARTICIPANT:

See attached signature page

PARTICIPANT

Name:

Last address on the records of the Company:

Number of Common Units
subject to Tranche A Deferred Units:	[ ]

Number of Common Units
subject to Tranche B Deferred Units:	[ ]

Number of Common Units
subject to Tranche C Deferred Units:	[ ]

Date of Grant:

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Deferred Unit Award Agreement by Momentive Performance Materials Holdings LLC, I,                                         , the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Deferred Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated: ,

Signature of Spouse

Print Name

ATTACHMENT A

Securities Law Representations

The Participant, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal, state and foreign securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

1.	United States:

If the Participant is a resident of the United States, the following representations and warranties are made by such Participant:

(a) The Participant acknowledges that the Deferred Units are not being registered under the Securities Act, based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Participant is an “accredited investor” (as defined under the Securities Act and the rules and regulations promulgated thereunder), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time.

(b) The Participant is an “accredited investor” within the meaning of Rule 501(a)(1), (2) or (3) of the Securities Act.

(c) The Participant is acquiring the Deferred Units solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Deferred Units within the meaning of the Securities Act and/or any applicable state securities laws.

(d) The Participant acknowledges that he has not acquired the Deferred Units as a result of any general solicitation or general advertising in the United States, including any meeting whose attendees have been invited by general solicitation or general advertising.

(e) The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Deferred Units and the restrictions imposed on any Common Units. The Participant has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to purchase the Deferred Units. However, in evaluating the merits and risks of an investment in the Common Units, the Participant has and will rely only upon the advice of his own legal counsel, tax advisors, and/or investment advisors.

(f) The Participant is aware that the Deferred Units may be of no practical value, that any value they may have depend on vesting as well as the performance of the Company and the market generally, and that any investment in common units of a closely held corporation such as the

Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

(g) The Participant understands that the Deferred Units are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Deferred Units have not been and will not be registered under the Securities Act, and that the Deferred Units are “restricted securities” as defined by Rule 144(a)(3) under the Securities Act, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act or in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act, each as presently in effect. The Participant acknowledges reviewing a copy of Rule 144 promulgated under the Securities Act and Regulation S under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

(h) The Participant agrees that he will comply with all applicable laws and regulations in effect in any jurisdiction in which he sells any of the securities or otherwise transfers any interest therein.

(i)	The Participant has read and understands the restrictions and limitations set forth in the Plan and this Agreement.

(j) The Participant understands and acknowledges that, if and the Deferred Units vest, (a) any certificate evidencing the Vested Units (or evidencing any other securities issued with respect thereto pursuant to any unit split, unit dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (b) except as otherwise provided under the Management Investor Rights Agreement, the Company has no obligation to register the Common Units or file any registration statement under federal or state securities laws.

2.	Australia

If the Participant is a resident of Australia, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

3.	Belgium

If the Participant is a resident of Belgium, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

4.	Brazil

If the Participant is a resident of Brazil, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

5.	Canada

If the Participant is a resident of Canada, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

6.	China

If the Participant is a resident of China, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

(b)	The Participant acknowledges that, if he exercises the Option, he has authority to so exercise and no examination or approval by a third party is required for the Participant to do so.

7.	Germany

If the Participant is a resident of Germany, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

8.	Hong Kong

If the Participant is a resident of Hong Kong, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

(b)	The Participant shall be liable for all Hong Kong tax consequences, if any, resulting from the vesting of Deferred Units or the delivery of Common Units under this Agreement.

(c)	The Participant acknowledges that the Deferred Units granted are discretionary and the benefits received under the Deferred Units shall not be included in the calculation of any severance payment the Participant may be entitled to upon termination of his/her relationship with the Company or its subsidiary in Hong Kong.

(d)	The Participant hereby consents to the collection, use and retention of Personal Data by the Company and/or its subsidiary in Hong Kong as provided for under Section 8B of this Agreement.

9.	India

If the Participant is a resident of India, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

(b)	The Participant represents and warrants that he has the due authority and permission to exercise the Option and that the same would fall within the general permission granted by the Reserve Bank of India under the Foreign Exchange Management Act, 1999 and the regulations framed thereunder.

(c)	The Participant shall be liable for all income tax consequences, if any, pursuant to the vesting of Deferred Units or the delivery of Common Units.

(d)	The Participant acknowledges that the possession and value of the Deferred Units shall not be taken into account when determining benefits, if any, due the Participant by the Company, upon termination of employment.

10.	Japan

If the Participant is a resident of Japan, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

11.	Korea

If the Participant is a resident of Korea, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

12.	Netherlands

If the Participant is a resident of the Netherlands, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United

States) of this Attachment A are hereby incorporated and made by such Participant.

(b)	The Participant accepts all wage and income tax consequences, if any, following from accepting the Deferred Units.

(c)	The Participant acknowledges that there is no specific need for a translation of the Plan and Agreement into the Dutch language, that he or she had an opportunity to have these documents translated into Dutch before accepting any grants under the Plan and fully understands the details and implications of the Plan and this Agreement.

13.	New Zealand

If the Participant is a resident of New Zealand, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

14.	Singapore

If the Participant is a resident of Singapore, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

15.	Switzerland

If the Participant is a resident of Switzerland, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

16.	United Kingdom

If the Participant is a resident of the United Kingdom, the following representations and warranties are made by such Participant:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Participant.

ATTACHMENT B

1.	All Non-U.S. Jurisdictions

In addition to the provisions of the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan (the “Plan) and the Form of Restricted Deferred Unit Award Agreement (the “Agreement”) for the deferred units (“Deferred Units”) granted on February 23, 2011, the Deferred Units are subject to the following additional terms and conditions. All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement. If the Participant transfers residency and/or employment to another country reflected in an Addendum following the Grant Date, the additional terms and conditions for such country (if any) will apply to the Participant’s Deferred Units to the extent the company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan.

(a) Commercial Relationship. The Participant expressly recognizes that Participant’s participation in the Plan and the Company’s grant of the Deferred Units does not constitute an employment relationship between Participant and the Company. The Participant has been granted the Deferred Units as a consequence of the commercial relationship between the Company and the Employer, and the Employer is the Participant’s sole employer. Based on the foregoing, (a) the Participant expressly recognizes the Plan and the benefits the Participant may derive from participation in the Plan does not establish any rights between the Participant and the Employer, (b) the Plan and the benefits the Participant may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of Participant’s employment with the Employer.

(b) Effective Date of Termination of Employment. Notwithstanding anything to the contrary in the Plan or the Agreement, and for purposes of clarity, any termination of employment shall be effective as of the date the Participant’s active employment ends and shall not be extended by any statutory or common law notice period.

(c) Compliance with Age Discrimination Rules. If the Participant is a local national of and employed in a country that is a member of the European Union, the grant of the Deferred Units and the terms and conditions governing the grant of the Deferred Units are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent a court or tribunal of competent jurisdiction determines that any provision of the grant of the Deferred Units is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

(d) Tax Withholding. The following provision shall replace Section 16 of the Agreement in its entirety:

Regardless of any action the Company and the Employer take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility, and that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Deferred Units, including the grant of the Deferred Units, the vesting of the Deferred Units, the subsequent sale of any Common Units acquired pursuant to the Deferred Units and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Deferred Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to the delivery of the Common Units upon the vesting of the Deferred Units, if any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole Common Units otherwise issuable upon the vesting of the Deferred Units that have an aggregate Fair Market Value (as defined under the Plan) sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Common Units. The cash equivalent of the Common Units withheld will be used to settle the obligation to withhold the Tax-Related Items. No fractional Common Units will be withheld or issued pursuant to the grant of the Deferred Units and the issuance of Common Units hereunder. Alternatively, the Company and the Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from the Participant’s salary or other amounts payable to the Participant, with no withholding in Common Units. In the event the withholding requirements are not satisfied through the withholding of Common Units or through the Participant’s salary or other amounts payable to the Participant, no Common Units will be issued upon vesting of the Deferred Units unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items which the Company and the Employer determines, in its sole discretion, must be withheld or collected with respect to such Deferred Units. By accepting this grant of Deferred Units, the Participant expressly consents to the withholding of Common Units and/or cash as provided for hereunder. All other Tax-Related Items related to the Deferred Units and any Common Units delivered in payment thereof are the Participant’s sole responsibility.

(e) Repatriation; Compliance with Laws. The Participant agrees, as a condition of the grant of the Deferred Units, to repatriate all payments attributable to the Deferred Units and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Common Units acquired pursuant to the Deferred Units) in accordance with all foreign exchange rules and regulations applicable to the Participant. In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries and Affiliates, as may be required to allow the Company and its Subsidiaries and Affiliates to comply with all laws, rules and regulations applicable to the Participant. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under all laws, rules and regulations applicable to the Participant.

(f) Discretionary Nature of Plan; No Vested Rights. The Participant acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended,

cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Deferred Units under the Plan is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of Deferred Units in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of Common Units subject to the award, and the vesting provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Employer.

(g) Termination Indemnities. The value of the Participant’s Deferred Units is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any. As such, the Deferred Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

(h) English. Language. The Participant acknowledges and agrees that it is the Participant’s express intent that the Plan, the Agreement, this Addendum and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Deferred Units, be drawn up in English. If the Participant has received the Plan, the Agreement, this Addendum or any other documents related to the Deferred Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

(i) Additional Requirements. The Company reserves the right to impose other requirements on the Deferred Units, any Common Units acquired pursuant to the Deferred Units, and the Participant’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(j) Private Placement. The grant of the Deferred Units is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Deferred Units is not subject to the supervision of the local securities authorities. No employee of the Company or a Subsidiary or an Affiliate is permitted to advise the Employee on whether the Employee should acquire, hold and/or sell Common Units under the Plan. The acquisition and/or disposition of units of Common Units involves a degree of risk, and the Employee should carefully consider all risk factors relevant to the Employee’s personal situation. In addition, the Employee should carefully review all of the materials related to the Deferred Units and the Plan, and the Employee should consult with his or her personal advisor for professional investment advice.

(k) Consent to Collection, Processing and Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies the Participant of the following in relation to the Participant’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of this award and the Participant’s participation in the Plan. The collection, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan. The Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect the Participant’s participation in the Plan. As such, the Participant voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this paragraph.

The Company and the Employer hold certain personal information about the Participant, including name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Units or directorships held in the Company, details of all Deferred Units or any other entitlement to Common Units awarded, canceled, purchased, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.

The Company and the Employer will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and the Employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of’ the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Common Units on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Common Units acquired pursuant to the Plan.

The Participant may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Participant’s local HR manager or the Company’s Human Resources Department.

2.	Germany

The following sentence is added to the end of Section 1:

A copy of the Plan may be obtained from the Company by the Participant in German upon request.

Section 16 is amended and restated to provide:

Section 16. Withholding; German wage tax and social security contributions. The Participant will promptly on each vesting of Deferred Units or delivery of Common Units notify in writing the Participant’s German employing company (if applicable) of the vesting or delivery, specifying the amount of units vested or delivered and the Fair Market Value for each unit. The Company will notify such German employer of the current Fair Market Value of the units as at the date of their vesting and /or delivery.

Upon the vesting of Deferred Units or delivery of Common Units, and in the event that the other wage payments in cash receivable for Participant for the relevant time period are not sufficient to cover the employer’s liability to pay wage tax and social security contributions on behalf of the Participant, the Company shall have the right to (i) require the Participant to pay or provide for payment of the amount of any taxes and social security contributions which the German employer of the Participant may be required to withhold with respect to the vesting or delivery; or (ii) reduce the number of units to the Participant in connection with the vesting or delivery by the appropriate number of units, valued at their then Fair Market Value, to satisfy the minimum withholding obligation. In no event will the value of the units withheld under clause (ii) above exceed the minimum amount of required withholding under applicable law.

The following Advice on Right of Revocation is added to the end of the Agreement to provide as follows:

ADVICE ON RIGHT OF REVOCATION

Right of Revocation

You may revoke your declaration to enter into the contract in writing (e.g., by letter, facsimile, email) within two weeks, without giving reasons for your decision. Your right to revoke commences at the earliest on receipt by you of this advice. Sending the revocation in good time is sufficient to ensure compliance with the deadline. The revocation should be addressed to:

Momentive Performance Materials Holdings LLC

180 E. Broad St.

Columbus, OH 43215

Attention: General Counsel

Consequences of revocation

In the event of an effective revocation, each party shall return to the other any performances received (including any profits derived, if applicable).

- End of advice on right of revocation -

3.	Hong Kong

This Agreement is deemed to have included the following legend on its front page:

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice

The following is added immediately after the end of Section 4:

Notwithstanding any provision in this Section 4, no Deferred Unit shall become vested less than six months from the Grant Date in any event.

New Section 5A is added as follows:

Section 5A: Holding requirement. Without prejudice to the provisions in Section 5, no transfer of Deferred Units may take place in any event within 6 months from the Grant Date. Such restriction shall be applicable notwithstanding the termination of employment, death of the Participant or any Realization Event or Complete Change in Control prior to such 6 month period.

New Sections 8A and 8B are added as follows:

Section 8A: No part of Severance. The Deferred Units granted in Hong Kong are discretionary and the benefits received under the Deferred Units shall not be included in the calculation of any severance payment the Participant may be entitled to upon the Termination of Relationship.

Section 8B: Data Privacy - Hong Kong. The Company and/or its Hong Kong subsidiary may have to hold certain personal information about the Participant (“Personal Data”). These Personal Data will be processed by the Company and/or its Hong Kong subsidiary exclusively for purposes relating to the implementation, managing and administration of the Plan and this Agreement. These Personal Data may also be communicated to subsidiary corporations of the Company and/or its Hong Kong subsidiary and any such other appropriate third parties assisting in the implementation, administration and management of the Plan and this Agreement which may be located abroad, outside of Hong Kong. The Participant hereby consents to and acknowledges that the collection, use and retention of the Personal Data by the Company and/or its Hong Kong subsidiary is necessary to the performance of the Company’s and/or its Hong Kong subsidiary’s contractual obligations related to the implementation, administration and management of Participant’s participation in the Plan and this Agreement. The Participant may at any time access, delete, update and amend the Personal Data by notifying the Company and/or its Hong Kong subsidiary in accordance with the relevant data privacy protection law in Hong Kong.

4.	India

New Section 8B is added as follows:

Section 8B. Data Privacy - India. The Participant grants the Company and its (indirect) subsidiaries the right to process and store the (personal) data necessary in connection with the implementation of the Plan, including cross-border processing.

The following language is added at the end of Section 8:

In case of calculating and/or awarding severance in India, or any other form of compensation in connection with the termination of the Participant’s employment in India, the parties have specifically agreed that nothing as described in the Plan and the Agreement will be taken into account.

5.	Netherlands

New Sections 8A and 8B are added as follows:

Section 8A. No part of severance. The parties specifically agree that the rights of the Participant and the termination thereof will not in any way other than as described in the Plan and the Agreement be taken into account in the context of calculating and/or awarding severance, or any other form of compensation in connection with the termination of the Participant’s employment.

Section 8B. Own rules. The Participant acknowledges that the Plan and Agreement are governed by their own rules and law, and that the applicability of other rules and law to the employment relationship of the Participant has no impact on those governing rules and law.

A new Section 16A is added as follows:

Section 16A. Authorization. To the extent the Plan and its implementation require certain monetary contributions by the Participant the Participant grants the Company and its (indirect) subsidiaries including the Participant’s employer the right to set such contributions off against net salaries payable at any time. The Participant grants the Company and its (indirect) subsidiaries the right to process and store the (personal) data necessary in connection with the implementation of the Plan, including cross-border processing.